SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934


Date of Report
(Date of earliest event reported)
September 9, 1996



Praxair, Inc.
(Exact name of registrant as specified
in its charter)


Delaware               1-11037        	  06-124-9050
(State of         (Commission File      (I.R.S. Employer
Incorporation)         Number)		Identification No.)


39 Old Ridgebury Road, Danbury,  CT		06810-5113
Address of principal executive offices) (Zip Code)


                   (203) 794-3000
Registrant's telephone number, including area code



Total number of sequentially numbered pages in this filing are 2.

Item 5.   Other Events

	On September 9, 1996, Airgas, Inc. (Airgas)filed suit against Praxair, Inc. (Praxair)in the Philadelphia
County Court of Common Pleas, Philadelphia, Pennsylvania.
The complaint alleges breach of contract, among other things, in connection with an alleged oral agreement that Praxair would not acquire CBI Industries, Inc. without the participation of Airgas. Praxair acquired CBI Industries in January 1996.
The complaint seeks an unspecified amount of  damages.
Praxair believes that the Airgas claims are wholly without merit and intends to vigorously defend the case.